Exhibit 10.48
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) executed to be effective as of December 20, 2007, by and among CARRIZO OIL & GAS, INC., a Texas corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors (in such capacity, “Guarantors”), the LENDERS party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in its such capacity, “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, Borrower, Guarantors, Administrative Agent and Lenders have entered into that certain Credit Agreement, dated as of May 25, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, Borrower has requested that Administrative Agent and Lenders (i) amend the Credit Agreement to, among other things, permit additional investments and (ii) increase the Borrowing Base and Conforming Borrowing Base; and
     WHEREAS, Administrative Agent and Lenders have agreed to do so on the terms and conditions hereinafter set forth;
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Lenders hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
     1.1 Additional Definitions. The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
     “Third Amendment Effective Date” means December 20, 2007.
     1.2 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended in their entirety to read as follows:
     “Borrowing Base Usage” means, as of any date and for all purposes, the quotient, expressed as a percentage, of (a) the Aggregate Credit Exposure as of such date, divided by (b) (i) on any date prior to the Conforming Date, the Conforming Borrowing Base as of such date and (ii) on any date on or after the Conforming Date, the Borrowing Base as of such date.
     “Conforming Date” means January 1, 2009.
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     1.3 Investments, Loans, Advances, Guarantees and Acquisitions. Clause (m) of Section 7.05 of the Credit Agreement shall be and it hereby is amended by deleting the word “and” after the semicolon.
     1.4 Investments, Loans, Advances, Guarantees and Acquisitions. Section 7.05 of the Credit Agreement shall be and it hereby is amended by deleting clause (n) and inserting the following after clause (m) in such section:
     (n) investments in which the consideration for such investment consists solely of common Equity Securities of Borrower;
     (o) so long as, (i) at the time such investment is made, no Default or Event of Default shall have occurred and be continuing or be caused by such investment and (ii) before and after giving effect to such investment, Borrowing Base Usage (calculated by using the Borrowing Base rather than the Conforming Borrowing Base, at any time prior to the Conforming Date) is not greater than 75%, investments made with up to 50% of the proceeds of a substantially contemporaneous issuance of common Equity Securities of Borrower; and
     (p) so long as, (i) at the time such investment is made, no Default or Event of Default shall have occurred and be continuing or be caused by such investment and (ii) before and after giving effect to such investment, Borrowing Base Usage (calculated by using the Borrowing Base rather than the Conforming Borrowing Base, at any time prior to the Conforming Date) is not greater than 75%, any other investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (p), do not exceed $40,000,000; provided that not more than $30,000,000 of such investments may be made with the proceeds of Loans.
     1.5 Redetermined Borrowing Base; Conforming Borrowing Base. This Amendment shall constitute a notice of the redetermination of the Borrowing Base and the Conforming Borrowing Base pursuant to Section 3.03 of the Credit Agreement and Administrative Agent hereby notifies Borrower that, as of the Third Amendment Effective Date, the redetermined Borrowing Base is $145,000,000, and the redetermined Conforming Borrowing Base is $125,000,000.
     1.6 Amendment to Schedule. Schedule 2.01 of the Credit Agreement shall be and it hereby is amended in its entirety by substituting Schedule 2.01 which is attached hereto.
SECTION 2. New Lenders and Reallocation of Revolving Commitments and Loans. The Lenders have agreed among themselves to reallocate their respective Applicable Percentages of the Aggregate Commitment and to, among other things, allow certain financial institutions identified by J.P. Morgan Securities, Inc., in its capacity as a Lead Arranger, in consultation with Borrower, to become a party to the Credit Agreement as a Lender (each, a “New Lender”) by acquiring an interest in the Aggregate Commitment, and Administrative Agent and Borrower hereby consent to such reallocation and each New Lender’s acquisition of an interest in the Aggregate Commitment. On the Third Amendment Effective Date and after giving effect to such reallocation of the Aggregate Commitment, the Applicable Percentage of each Lender shall
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be as set forth on Schedule 2.01 of this Amendment. With respect to such reallocation, each New Lender shall be deemed to have acquired its Commitment allocated to it from each of the other Lenders pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if such New Lender and the other Lenders had executed an Assignment and Assumption with respect to such allocation. Borrower and Administrative Agent hereby consent to such assignment to the New Lenders.
SECTION 3. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment and the assignment contained in Section 2 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.
     3.1 Execution and Delivery. Each Credit Party, each Lender, including the New Lenders, and the Administrative Agent shall have executed and delivered this Amendment.
     3.2 No Default. No Default shall have occurred and be continuing or shall result from effectiveness of this Amendment.
     3.3 No Material Adverse Effect. No Material Adverse Effect shall have occurred since September 30, 2007.
     3.4 Fees. Borrower shall have paid to the Administrative Agent, for the benefit of the Lenders, fees payable in the amounts and at the times separately agreed upon between the Administrative Agent and Borrower.
     3.5 Note. Borrower shall have executed and delivered a promissory note to each New Lender that has requested a promissory note in accordance with Section 2.08(e) of the Credit Agreement.
     3.6 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.
SECTION 4. Representations and Warranties of Borrower. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:
     4.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of the Borrower contained in the Credit Agreement or in any of the other Loan Documents is true and correct in all material respects as of the Third Amendment Effective Date (except to the extent such representations and warranties specifically refer to an earlier date).
     4.2 Corporate Authority; No Conflicts. The execution, delivery and performance by the Borrower (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within Borrower’ corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon Borrower or
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result in the creation or imposition of any Lien upon any of the assets of Borrower except for Permitted Liens and otherwise as permitted in the Credit Agreement.
     4.3 Enforceability. This Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
SECTION 5. Miscellaneous.
     5.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
     5.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     5.3 Legal Expenses. Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     5.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until Borrower, the Lenders, and the Administrative Agent have executed a counterpart. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
     5.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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     5.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
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     IN WITNESS WHEREOF, the parties have caused the Third Amendment to Credit Agreement to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER: CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer

GUARANTORS: CCBM, INC.
By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

CLLR, INC.
By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

HONDO PIPELINE, INC.
By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

Third Amendment to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent
By:	/s/ Kimberly Coil
Name:	Kimberly Coil
Title:	Vice President

Third Amendment to Credit Agreement

GUARANTY BANK, as a Lender
By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

Third Amendment to Credit Agreement

BANK OF SCOTLAND PLC, as a Lender
By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Vice President

Third Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION as a Lender
By:	/s/ Justin M. Alexander
Name:	Justin M. Alexander
Title:	Vice President

Third Amendment to Credit Agreement